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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements of Network Associates, Inc. on Form S-8 (File Nos. 33-80272, 33-80272, 33-80260, 33-80258, 33-96586 and 333-11155) of our report dated March 31, 1999 appearing on page 55 of this Form 10-K.

We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 86 of this Form 10-K.


PricewaterhouseCoopers LLP


San Jose, California
March 31, 1999, except for the matters
discussed in Note 17 as to which
the date is April 7, 1999.

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